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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation of our report dated September 29, 1997, included in this Form 11-K, into the Plan's previously filed Registration File No. 33-80657.

ARTHUR ANDERSEN LLP


Jacksonville, Florida
September 30, 1997